UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2009

Vertro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

5220 Summerlin Commons Boulevard Fort Myers, Florida		33907
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 561-7229

MIVA, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Effective June 9, 2009, Vertro, Inc., formerly known as MIVA, Inc. (the “Company”), merged a newly formed, wholly owned subsidiary with and into the Company, and changed the Company’s legal name to “Vertro, Inc.” as a result thereof.  Pursuant to Section 253 of the General Corporation Law of Delaware, such merger had the effect of amending the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to reflect the new legal name of the Company.  Specifically, Article 1 of the Company’s Certificate of Incorporation was deleted in its entirety and replaced with the following: “Article 1: The name of the corporation is Vertro, Inc.”  The name change does not affect the rights of the stockholders of the Company.  There were no other changes to the Company’s Certificate of Incorporation.  A copy of the Certificate of Ownership merging MIVA Name Change, Inc. into MIVA, Inc., as filed with the Delaware Secretary of State and effective on June 9, 2009, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Company will begin trading on the NASDAQ Global Market under the ticker symbol “VTRO” on June 9, 2009.  The new CUSIP number for Vertro, Inc. is 92535G 10 5.

On June 8, 2009, the Company issued a press release announcing the transaction described above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

3.1	Certificate of Ownership Merging MIVA Name Change, Inc. into MIVA, Inc., effective June 9, 2009, as filed with the Delaware Secretary of State.

99.1	Press Release, dated June 8, 2008, entitled “MIVA, Inc. to Rebrand to Vertro, Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertro, Inc.

Date:	June 9, 2009	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Ownership Merging MIVA Name Change, Inc. into MIVA, Inc., effective June 9, 2009, as filed with the Delaware Secretary of State.

99.1	Press Release, dated June 8, 2008, entitled “MIVA, Inc. to Rebrand to Vertro, Inc.”